UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008

PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Bonuses Awarded to Certain Executive Officers

On December 24, 2008, the Compensation Committee of Pinnacle Entertainment, Inc. (the “Company”) approved 2008 cash bonuses and deferred bonuses for most executive officers of the Company not including Daniel R. Lee, the Company’s Chairman of the Board and Chief Executive Officer, whose bonus will be determined by the Compensation Committee at a later time when year-end results are available. The deferred portion of the 2008 bonuses were awarded under the Deferred Bonus Plan, a summary of which was filed as Exhibit 10.56 to the Company’s Form 10-K/A filed with the Securities and Exchange Commission on May 9, 2005. The deferred bonuses are deferred and paid in three equal annual installments beginning in December 2009, provided that the executive officer is employed by the Company on the date of payment, except in the event of death, permanent disability or change of control as defined in the executive officer’s employment agreement. All cash bonuses are expected to be paid on or about December 31, 2008, except for amounts that any executive officer may have elected to defer under the Company’s other benefit plans.

In determining annual bonuses, the Company’s Compensation Committee evaluates many factors, including the performance of the Company, competitive considerations and the performance of the individual in his specific area of responsibility. The following are the cash bonuses and deferred bonuses awarded in 2008 and the deferred bonuses awarded in previous years that were paid to those persons disclosed as named executive officers, other than Daniel R. Lee, in the Company’s 2008 proxy statement:

	2008 Bonus		Previous
		Payment	Years’
		Deferred	Deferred
	Paid	Over	Bonuses Paid
Name and Title	Currently	Three Years	in 2008
Stephen H. Capp	$262,500	$112,500	$107,083
Executive Vice President and Chief Financial Officer
John A. Godfrey	$210,000	$90,000	$81,250
Executive Vice President, General Counsel and Secretary
Alain Uboldi	$231,000	$99,000	$83,750
Chief Operating Officer

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Summary of 2008 Bonus Award Schedule.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: December 31, 2008

By: /s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Summary of 2008 Bonus Award Schedule.